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                                        Exhibit 16 (h)

                                                             Since Inception
         International Index Fund - Class D                  Average Annual             Since Inception
           April 9, 1997 to June 30, 1997                    Total Return*              Total Return*
 =====================================================       ===============            ===============
Initial Investment                                               $1,000.00                  $1,000.00

Divided by Initial Maximum Offering Price                            10.00
                                                             ---------------

Divided by Net Asset Value                                                                      10.00
                                                                                        --------------

Equals Shares Purchased                                            100.000                    100.000

Plus Shares Acquired through Dividend Reinvestment                     -                          -
                                                             ---------------            --------------

Equals Shares held at Ending Period Date                           100.000                    100.000

Multiplied by Net Asset Value at Ending Period Date                  11.52                      11.52
                                                             ---------------            --------------

Equals Ending Redeemable Value (ERV) at Period End Date          $1,152.00                  $1,152.00


Divide ERV by $1000  (P)                                            1.1520                     1.1520

Subtract 1                                                          0.1520                     0.1520

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                             15.20%
                                                              ==============

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                                                        15.20%
                                                                                         =============

Divide ERV by $1000  (P)                                            1.1520

Raise to the power of                                               4.4512

Equals                                                              1.8773

Subtract 1                                                          0.8773

Expressed as a Percentage - Equals the
   Average Annualized Total Return for the Period                    87.73%
                                                              ==============
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*  Does NOT include sales charge for the period.